Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 10th day of February, 2009, by and among GRIZZLY VENTURES LLC, a Delaware limited liability company (“Borrower”), DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Guarantor”), TARANTULA VENTURES LLC, a Delaware limited liability company (“Additional Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantor, Agent, and the Lenders entered into that certain Credit Agreement dated as of October 24, 2008 (as amended herein and as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, Lenders made a loan to Borrower in the original principal amount of $100,000,000.00, increasable up to $250,000,000.00 in accordance with the terms of the Credit Agreement (the “Loan”), which Loan is evidenced by, among other things, the Notes made by Borrower to the order of Lenders and delivered from time to time under the Credit Agreement (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, collectively, the “Note”);

WHEREAS, Borrower desires to increase the “Total Commitment” under the Credit Agreement;

WHEREAS, in order to induce additional lenders to join in funding the increase of the Total Commitment, the Agent, the Lenders, the Borrower, Guarantor and Additional Guarantor desire to enter into this Amendment to reflect the increase of the Total Commitment under the Credit Agreement and the delivery by Additional Guarantor of, among other documents, a Guaranty and a mortgage on the additional collateral to further secure the Loan.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended herein.

2. Modification of the Credit Agreement. Borrower, Guarantor, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a) By inserting the following definitions in Section 1.1 of the Credit Agreement:

“Additional Guarantor. Tarantula Ventures LLC, a Delaware limited liability company.

Additional Mortgaged Property. That certain Data Center Facility, CH1 owned by Additional Guarantor located at 2200 S. Busse Road, Elk Grove Village, Illinois.

Additional Property Building. The data center located on the Additional Mortgaged Property known as CH1 to consist when fully completed of approximately 485,000 gross square feet and 211,140 raised square feet with a critical load of 36.4 megawatts (the first phase will consist of approximately 121,223 raised square feet with a critical load of 18.2 megawatts), and all of the buildings, structures and improvements now or hereafter located thereon.

Additional Property Leases. The collective reference to all leases, subleases, licenses and occupancy agreements (whether written or oral) affecting the Additional Mortgaged Property or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto.

CH1 Assignment of Leases and Rents. The Assignment of Leases and Rents from Additional Guarantor to KeyBank, as agent under a construction loan facility, dated as of December 20, 2007, recorded in the Official Records of Cook County, Illinois as Document No. 0800360020, as amended pursuant to that certain First Amendment to Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Assignment of Leases and Rents dated February 10, 2009 between Additional Guarantor and Agent, and as the same may be further modified and amended from time to time.

CH1 Guaranty. The Guaranty given by Additional Guarantor to and for the benefit of Agent and the Lenders, as the same may be modified, amended or ratified.

CH1 Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials made by Additional Guarantor and Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended or ratified.

CH1 Indemnity and Guaranty Agreement. The Indemnity and Guaranty Agreement made by Guarantor in favor of the Agent and the Lenders covering the Additional Mortgaged Property, as the same may be modified, amended or ratified.

CH1 Mortgage. The Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 20, 2007 from Additional Guarantor to KeyBank, as agent under a construction loan facility, recorded in the Official Records of Cook County, Illinois as Document No. 0800360019, as amended pursuant to that certain First Amendment to Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Assignment of Leases and Rents dated February     , 2009 between Additional Guarantor and Agent, and as the same may be further modified and amended from time to time.

Contribution Agreement. The Contribution Agreement by and between Borrower, Guarantor and Additional Guarantor delivered in connection with this Agreement, as the same may be modified, amended or ratified from time to time.”

(b) By deleting the following definitions appearing in Section 1.1 of the Credit Agreement in their entirety and inserting in lieu thereof the following:

“Assignment of Leases and Rents. Collectively, the Assignment of Leases and Rents from Borrower to the Agent dated as of October 24, 2008, recorded in the Official Records of Loudoun County, Virginia as Document No. 20081027-0063823 between Borrower and Agent, as amended by that certain First Amendment to Deed of Trust and Security Agreement and Assignment of Leases and Rents between Borrower and Agent dated February 10, 2009, and as the same may be further modified or amended from time to time, and the CH1 Assignment of Leases and Rents, pursuant to which there shall be assigned to the Agent for the benefit of the Lenders a security interest in the interest of Borrower or Additional Guarantor, as applicable, as lessor with respect to all Additional Property Leases or Leases, as applicable of all or any part of the Mortgaged Property or the Additional Mortgaged Property, as applicable.

Collateral. All of the property, rights and interests of Borrower and Additional Guarantor which are subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property or the Additional Mortgaged Property, as applicable.

Condemnation Proceeds. All compensation, awards, damages, judgments and proceeds awarded to Borrower or Additional Guarantor by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same.

Guaranty. Collectively, the Guaranty dated as of October 24, 2008 given by Guarantor to and for the benefit of Agent and the Lenders and the Guaranty dated as of February     , 2009 given by Additional Guarantor to and for the benefit of Agent and the Lenders, and the CH1 Guaranty, as the same may be modified, amended or ratified, such Guaranty to be in form and substance satisfactory to Agent.

Indemnity Agreement. Collectively, the Indemnity Agreement Regarding Hazardous Materials made by Borrower and Guarantor in favor of the Agent and the Lenders and the Indemnity Agreement Regarding Hazardous Materials made by Additional Guarantor and Guarantor in favor of the Agent and the Lenders and the CH1 Indemnity Agreement, as the same may be modified, amended or ratified, pursuant to which Borrower or Additional Guarantor, as applicable, and Guarantor agree to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.

Indemnity and Guaranty Agreement. The Indemnity and Guaranty Agreement dated of even date herewith made by Guarantor in favor of the Agent and the Lenders covering the Mortgaged Property, as the same may be modified, amended or ratified, and the CH1 Indemnity and Guaranty, such Indemnity and Guaranty Agreement to be in form and substance satisfactory to Agent.

Loan Documents. This Agreement, the Notes, the Guaranty, the Indemnity and Guaranty Agreement, the Contribution Agreement, the Security Documents, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of Borrower, Guarantor, or Additional Guarantor in connection with the Loans.

Management Agreements. Any agreement, whether written or oral, providing for the management of the Mortgaged Property or the Additional Mortgaged Property, as applicable.

Mortgage. Collectively, the Deed of Trust and Security Agreement dated October 24, 2008 from Borrower to a trustee named therein acting on behalf of the Agent for the benefit of the Lenders recorded in the Official Records of Loudoun County, Virginia as Document No. 20081027-0063822, as amended by that certain First Amendment to Deed of Trust and Security Agreement and Assignment of Leases and Rents between Borrower and Agent, and as the same may be further modified or amended from time to time, and the CH1 Mortgage, pursuant to which Borrower or Additional Guarantor, as applicable, has conveyed or granted a mortgage lien upon or a conveyance in fee simple (or of a leasehold, if applicable) of the Mortgaged Property or the Additional Mortgaged Property, as applicable, as security for the Obligations.

Rent Roll. A report prepared by Borrower or Additional Guarantor, as applicable, showing for the Mortgaged Property or the Additional Mortgaged Property, as applicable, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.

Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent, Borrower or Additional Guarantor and a tenant under a Lease or Additional Property Lease, as applicable, pursuant to which such tenant agrees to subordinate its rights under the Lease or Additional Property Lease to the lien or security title of the Mortgage and agrees to recognize the Agent or its successor in interest as landlord under the Lease or Additional Property Lease in the event of a foreclosure under the Mortgage, and the Agent agrees to not disturb the possession of such tenant, such agreement to be in form and substance reasonably satisfactory to Agent.”

(c) By deleting subsections (c), (f) and (g) from the definition of “Change of Control” in Section 1.1 of the Credit Agreement and inserting in lieu thereof the following:

“(c) Borrower, Guarantor or Additional Guarantor consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4); or”

“(f) Guarantor fails to own directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic, voting and beneficial interest of Borrower or Additional Guarantor (except that REIT may own up to one percent (1%) of Safari Ventures LLC, a Delaware limited liability company, the sole member of the sole member of Additional Guarantor) other than any pledge of interests in Borrower permitted by Agent in connection with the Permitted Mezzanine Debt and any foreclosure on such pledge permitted under the Intercreditor Agreement; or”

“(g) Managing Member shall cease to be the sole member of Borrower or Tarantula Interests LLC, a Delaware limited liability company, shall cease to be the sole member of Additional Guarantor, and Managing Member or Tarantula Interests LLC shall fail to own at least one hundred percent (100%) of the membership interest in Borrower or Additional Guarantor, as applicable, free of any lien, encumbrance or other adverse claim other than in connection with a foreclosure contemplated by the Intercreditor Agreement; or”

(d) In the following sections of the Credit Agreement, the term “Mortgaged Property” shall include the “Additional Mortgaged Property” mutatis mutandis in any place it appears in such section: the definition of “Taking” in Section 1.1, Sections 3.2, 6.6, 6.16, 6.20, 6.23, 7.4(e)(i) and (iii), 7.5(b) and (c), 7.6(b), 7.7, 7.8, 7.12, 7.15, 7.19, 8.2(iv), 8.3(h), 8.6, 8.7, 8.11, 8.16, 14.10, 14.12, 15 and 16.

(e) In the following sections of the Credit Agreement, the term “Borrower” shall also include “Additional Guarantor” mutatis mutandis in any place it appears in such section: Section 3.2, the introductory paragraph of Section 6.20, Sections 6.20(a), (c), (d), (e) and (f), 6.23, 6.25, 7.5(b) and (c), 7.6(b), 7.7, 7.8, 7.12, 7.15, 8.1, 8.2, 8.3, 8.6, 8.7, 8.11, 8.16, 14.11 and 14.12

(f) In the following sections of the Credit Agreement, the term “Building” shall include the “Additional Property Building” mutatis mutandis in any place it appears in such section: Sections 6.23 and 7.7.

(g) In the following sections of the Credit Agreement, the term “Lease” or “Leases” shall include the “Additional Property Leases” mutatis mutandis in any place it appears in such section: Sections 7.4(e), 7.7(g), 7.9, 8.11 and 14.12.

(h) In the following sections of the Credit Agreement, the term “Guarantor” shall include the “Additional Guarantor” mutatis mutandis in any place it appears in such section: subsection (b) of the definition of “Material Adverse Effect” in Section 1.1, Sections 1.2(k), 2.12(d), 4.14, 5.1, 6.1(c), 6.1(d), 6.2, 6.6, 6.8, 6.9, 6.10, 6.12, 6.14, 6.17, 6.18, 6.19, 6.20, 6.26, 6.27, 6.28, 6.29, 6.31, 7.2, 7.4(l), the last paragraph of Section 7.4, 7.5(a), 7.5(d), 7.6(a), 7.7, 7.10, 7.11, 8.13, 12.1(f), 12.1(l), 12.4, 12.5, 14.5, 14.13, 14.16, 15, 16, 17, 18.1, 18.7, 18.8, 19, 20, 21, 25, 27, 29, 33, and the form of Assignment and Acceptance Agreement attached as Exhibit C.

(i) By adding to the end of Section 3.5 the following:

“Notwithstanding the foregoing, if Borrower exercises the Extension Option, then commencing January 1, 2012 and on the first (1st) day of each calendar quarter thereafter, Borrower shall pay to Agent for the account of the Lenders as a prepayment of principal of the Loans an amount equal to $2,000,000.00, together with any amounts due pursuant to §4.8. Any payment of a release price pursuant to §5.3 shall not reduce any payments due pursuant to this §3.5.”

(j) By deleting in its entirety Section 5.3 of the Credit Agreement and inserting in lieu thereof the following:

“§ 5.3 Release of Collateral.

(a) Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this § 5.3(a)), the Agent shall release the Additional Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

(i) The Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than three (3) Business Days prior to the date on which such release is to be effected;

(ii) The Borrower shall certify to Agent that no Default or Event of Default shall exist after giving effect to such release;

(iii) The Borrower shall pay all reasonable costs and expenses of Agent in connection with such release, including, without limitation, reasonable attorney’s fees; and

(iv) The Borrower or Additional Guarantor shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in § 3.4, in an amount equal to Fifty Million and No/100 Dollars ($50,000,000.00).

Upon satisfaction of the terms and conditions of this § 5.3(a), the Agent shall promptly execute and deliver to Borrower and Additional Guarantor a release of the CH1 Mortgage, the CH1 Assignment of Leases and Rents and any UCC financing statements filed in connection therewith evidencing the termination and release of Agent’s security interest and lien in the Additional Mortgaged Property, and a release of the CH1 Guaranty, the CH1 Indemnity Agreement and the CH1 Indemnity and Guaranty Agreement all without the need for any consent from, or notice to, any Lender.

(b) Upon the refinancing or repayment of the Obligations in full, the Agent shall be entitled to release the Collateral from the lien and security interest of the Security Documents and to release the Borrower and Additional Guarantor, as applicable, provided that Agent has not received a notice from the “Representative” (as defined in §14.17) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.”

(k) By inserting at the end of the last sentence of Section 6.10 of the Credit Agreement “and for Additional Guarantor is 20-8495821” before the period.

(l) By deleting the introductory sentence of Section 6 of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“Borrower, Guarantor and Additional Guarantor, as applicable, represent and warrant to the Agent and the Lenders as follows.”

(m) By adding at the end of Section 6.21 the following:

“REIT is the managing member of Safari Ventures LLC, a Delaware limited liability company, which is the sole member of Tarantula Interests LLC, a Delaware limited liability company, which is the sole member of Additional Guarantor. REIT owns (directly or indirectly) not less than fifty percent (50%) of the economic, voting and beneficial interest in Additional Guarantor, and Guarantor owns (directly or indirectly) not less than ninety-nine percent (99%) of (and REIT owns the balance of) the economic, voting and beneficial interests in Tarantula Interests LLC, free and clear of all Liens.”

(n) By adding as new Section 6.32 to the Credit Agreement the following:

“§6.32. Contribution Agreement. The Borrower, Guarantor and Additional Guarantor have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.”

(o) By deleting in its entirety the introductory clause of Section 7 of the Credit Agreement and inserting in lieu thereof the following:

“Borrower, Guarantor and Additional Guarantor, as applicable, covenant and agree that, so long as any loan or Note is outstanding:”

(p) By deleting in its entirety the period at the end of Section 7.4(l) of the Credit Agreement and inserting in lieu thereof “; and”.

(q) By inserting as new Section 7.4(m) of the Credit Agreement the following:

“promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Guarantor.”

(r) By adding to the end of Section 7.4(e) of the Credit Agreement as new Section 7.4(e)(iv) before the semicolon the following:

“and (iv) an operating statement for the Additional Mortgaged Property for each such calendar quarter and year to date (such statements to be in form reasonably satisfactory to Agent)”

(s) By deleting in its entirety the introductory clause of Section 8 of the Credit Agreement and inserting in lieu thereof the following:

“Borrower, Guarantor and Additional Guarantor, as applicable, covenant and agree that, so long as any Loan or Note is outstanding:”

(t) By deleting in its entirety Section 8.4 of the Credit Agreement and inserting in lieu thereof the following:

“§ 8.4 Merger, Consolidation. Borrower and Guarantor will not, and will not permit REIT, Managing Member or Tarantuala Interests LLC, and Guarantor will not permit any of its Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders except for (i) the merger or consolidation of one or more of the Subsidiaries of Guarantor (other than Borrower or Additional Guarantor) with and into Guarantor (it being understood and agreed that in any such event Guarantor will be the surviving Person) and (ii) the merger or consolidation of two or more Subsidiaries of Guarantor (other than Borrower or Additional Guarantor); provided that no such merger or consolidation shall be permitted in the event Borrower, Guarantor or Additional Guarantor is in default of any of its obligations under this Agreement or any other Loan Document immediately before or would be after giving effect thereto.”

(u) By deleting in its entirety Section 8.14 of the Credit Agreement and inserting in lieu thereof the following:

“§ 8.14 Equity Pledges. Notwithstanding anything in this Agreement to the contrary, Managing Member will not create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable or beneficial interest in Borrower, including, without limitation, any Distributions or rights to Distributions on account thereof, other than to secure the Permitted Mezzanine Debt. Tarantula Interests LLC will not create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable or beneficial interest in Additional Guarantor, including, without limitation, any Distributions or rights to Distributions on account thereof. Furthermore, in the event of a transfer of the ownership interests in Borrower in accordance with the Intercreditor Agreement, the owner(s) or holders(s) of such interests will not create or incur or suffer to be created any lien on any such interest or permit any transfer of a direct or indirect interest in Borrower.”

(v) For the avoidance of doubt, whenever in this Amendment a term or provision of the Credit Agreement is said to include another term, the parties hereto intend that such term or provision as amended include both such terms as if the same were more fully and completely set forth therein.

3. Commitment Increase.

(a) Pursuant to the provisions of Section 2.11 of the Credit Agreement the Borrower hereby requests an increase in the Total Commitment from $100,000,000.00 to $250,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Increase”).

(b) Certifications. In connection with the Increase, each of the Borrower, Guarantor and Additional Guarantor certifies that:

(i) As of the date hereof and as of the effective date of the Increase, both immediately before and after giving effect to the Increase, there exists and shall exist no Default or Event of Default;

(ii) As of the date hereof, the representations and warranties made by the Borrower, Guarantor and Additional Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, Guarantor or Additional Guarantor in connection therewith or after the date thereof were true and correct in all material respects when made, are true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the effective date of the Increase, both immediately before and after giving effect to the Increase, as though such representations and warranties were made on and as of that date; and

(iii) The principal amount of the Loan immediately after giving effect to the Increase will not exceed either (a) forty percent (40%) of the Appraised Value (as determined by the Appraisal of the Mortgaged Property delivered to Lender on the original Closing Date) of the Mortgaged Property as set out in the Appraisal or (b) such amount as will result in a “Debt Service Coverage Ratio” of at least 1.75 to 1.00 (based, for purposes of this calculation, on the “stabilized” Net Operating Income of the Mortgaged Property projected in the Appraisal approved by the Lenders); and

(iv) Borrower has paid all fees required by that certain Fee Letter dated February 10, 2009 between KeyBank and Borrower.

(c) New Commitments.

(i) Borrower hereby acknowledges and agrees that as of the effective date of the Increase and following satisfaction of all conditions thereto as provided in Section 2.11 of the Credit Agreement, Schedule 1.1 of the Credit Agreement shall be deleted in its entirety and Schedule 1.1 attached hereto shall be inserted in lieu thereof. The amount of each Lender’s Commitment shall be the amount set forth on Schedule 1.1 attached hereto and the Total Commitment under the Credit Agreement will include the Increase.

(ii) In connection with the Increase, (x) Raymond James, FSB, Sovereign Bank, Mercantile Bank, National City Bank, TD Bank, N.A., and TriState Capital Bank (collectively, the “New Lenders” and each individually a “New Lender”, and together with the Existing Lenders, collectively, the “Lenders” and each individually a “Lender”) shall, as of the date hereof, become “Lenders” under the Credit Agreement with a respective Commitment in the amount set forth opposite such New Lender’s name on Schedule 1.1 attached hereto (each a “New Commitment” and together the “New Commitments”) and (y) KeyBank shall be issued a replacement Note in the principal face amount of $93,864,335.00, consolidating its existing commitment with its portion of the Increase, Raymond James, FSB shall be issued a Note in the principal face amount of $15,000,000.00, Sovereign Bank shall be issued a Note in the principal face amount of $20,000,000.00, Mercantile Bank shall be issued a Note in the principal face amount of $10,000,000.00, National City Bank shall be issued a Note in the principal face amount of $25,000,000.00, TD Bank, N.A. shall be issued a Note in the principal face amount of $26,135,665.00 and TriState Capital Bank shall be issued a Note in the principal face amount of $10,000,000.00. Upon acceptance of such notes by the respective Lenders each such new or replacement note will be a “Note” under the Credit Agreement. Upon execution of this Amendment, KeyBank will promptly return its current Note to the maker thereof.

(d) Other Conditions. All other conditions to the Increase set forth in Section 2.11 of the Credit Agreement have been satisfied.

(e) New Lender Agreements, Acknowledgements and Representations. By its signature below, each New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective New Commitment as if such New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment, as set forth above, equal to its respective New Commitment, which obligations shall include, but shall not be limited to, the obligation of such New Lender to make a Loan to the Borrower with respect to its New Commitment as required under Section 2.2 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein. Each New Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Section 14 of the Credit Agreement. Further, each New Lender acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. Each New Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower, Guarantor or Additional Guarantor or to notify such New Lender of any Default or Event of Default. No New Lender has relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. Each New Lender (i) represents and warrants that it is legally authorized to enter into this agreement, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement; (iii) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (iv) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the date hereof and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender. The New Lenders acknowledge and confirm that their respective addresses for notices and Lending Office for Loans are as set forth on the signature pages hereto.

(f) Increase Proceeds Applied to Construction Loan. Borrower, Guarantor, Additional Guarantor and the Lenders hereby agree that the proceeds of the Increase to be funded according to this Amendment shall be used first to pay off the construction loan on the Additional Mortgaged Property, which construction loan is evidenced by that certain Construction Loan Agreement dated as of December 20, 2007 (as the same may have been varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Construction Loan Agreement”) between Additional Guarantor, Guarantor, KeyBank, as agent for itself and such other lenders which are parties to the Construction Loan Agreement (KeyBank, for itself, and such other lenders under the Construction Loan Agreement are hereinafter referred to, collectively, as the “Construction Loan Lenders”), and Additional Guarantor and/or Guarantor shall pay to the Construction Loan Lenders in accordance with the Construction Loan Agreement any difference between the proceeds of the Increase and the outstanding balance, accrued interest, and any other charges payable under the Construction Loan Agreement.

(g) Termination of Commitment Increase Option. Borrower’s exercise, pursuant to this Amendment, of its right to a Commitment Increase in accordance with Section 2.11 of the Credit Agreement hereby terminates any right Borrower has to any future Commitment Increase pursuant to Section 2.11.

4. Modification of the Indemnity Agreement. Borrower, Guarantor and Agent hereby modify and amend the Indemnity Agreement Regarding Hazardous Materials dated as of October 24, 2008 made by Borrower and Guarantor in favor of the Agent and the Lenders by deleting from the fourth paragraph on Page 1 of the Indemnity Agreement the number “$100,000,000.00” wherever it appears and inserting in lieu thereof the number “$250,000,000.00”.

5. Modification of the Guaranty. Guarantor, Agent and the Lenders hereby modify and amend the Guaranty dated as of October 24, 2008 given by Guarantor to and for the benefit of Agent and the Lenders as follows:

(a) By deleting from Recital A of the Guaranty the number “One Hundred Million and No/100 Dollars ($100,000,000.00)” and inserting in lieu thereof the number “Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00)”.

(b) By deleting in their entirety the words “Borrower or Guarantor” from the fifth line of the first sentence in the first paragraph of Section 2 and inserting in lieu thereof “Borrower, Guarantor or Tarantula Ventures LLC, a Delaware limited liability company (“Additional Guarantor”)”.

(c) By deleting in their entirety the words “Borrower or Guarantor” from the second sentence of the first paragraph of Section 2 and inserting in lieu thereof “Borrower, Guarantor or Additional Guarantor”.

(d) By deleting in their entirety the words “Borrower and/or Guarantor” from the end of the second to last sentence of Section 2 and inserting in lieu thereof the words “Borrower, Guarantor and/or Additional Guarantor”.

(e) By inserting the words “Additional Guarantor or” before the words “any collateral for the Loan” in Section 3(m).

(f) By deleting in their entirety the words “Borrower or Guarantor” from Section 3(n) and inserting in lieu thereof the words “Borrower, Guarantor or Additional Guarantor”.

(g) By inserting the words “or any other Person” before the words “under the Notes or the other Loan Documents” in Section 3(q).

(h) By inserting the words “or Additional Guarantor” before the words “under the Notes or the other Loan Documents” in Section 3(y).

(i) By inserting the words “or Additional Guarantor” after the words “right of subrogation against Borrower” in the first sentence of the last paragraph of Section 3.

(j) By inserting the words “or Additional Guarantor” after the words “any remedies against Borrower” in the last sentence of the last paragraph of Section 3.

(k) By deleting in their entirety the words “Borrower or Guarantor” after the words “performance of any obligations or undertakings of” in the second sentence of Section 4 and inserting in lieu thereof the words “Borrower, Guarantor or Additional Guarantor”.

(l) By inserting the words “or Additional Guarantor” after the words “require the Credit Parties to join Borrower” and after the words “any judgment against Borrower” in the second sentence of Section 5.

(m) By inserting the words “or Additional Guarantor” after the words “release or limitation of the liability of Borrower” in the fourth sentence of Section 5.

(n) By deleting the last two sentences of Section 10 and inserting in lieu thereof the following:

“Except as set forth in the Contribution Agreement, Guarantor hereby expressly waives any right of contribution from or indemnity against Borrower or Additional Guarantor, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower or Additional Guarantor for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to the Credit Parties against Borrower or Additional Guarantor, and Guarantor hereby waives any rights to enforce any remedy which the Credit Parties may have against Borrower or Additional Guarantor and any rights to participate in any collateral for Borrower’s or Additional Guarantor’s obligations under the Loan Documents.”

(o) By deleting in its entirety the last sentence of Section 16 and inserting in lieu thereof the following:

“The liability of Guarantor and Additional Guarantor as guarantors of the Loan shall be joint and several.”

(p) By inserting the words “or Additional Guarantor” before the words “by virtue of this Guaranty or otherwise” in the last sentence of Section 19.

(q) By inserting as new Section 25 the following:

“Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Credit Agreement.”

6. Modification of the Indemnity and Guaranty Agreement. Guarantor, Agent and the Lenders hereby modify and amend the Indemnity and Guaranty Agreement dated as of October 24, 2008 given by Guarantor to and for the benefit of Agent and the Lenders as follows:

(a) By deleting in its entirety Section 6(f) and inserting in lieu thereof the following:

“(f) Any defense based upon an election of remedies by Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Indemnitor or Tarantula Ventures LLC, a Delaware limited liability company (“Additional Indemnitor”) or the rights of Indemnitor or Additional Indemnitor to proceed against Borrower for reimbursement, or both;”

(b) By deleting in its entirety Section 6(h) and inserting in lieu thereof the following:

“(h) Any right or claim of right to cause a marshaling of the assets of Borrower, Indemnitor or Additional Indemnitor;”

(c) By deleting in its entirety Section 6(j) and inserting in lieu thereof the following:

“(j) Any duty on the part of Lender to disclose to Indemnitor any facts Lender may now or hereafter know about Borrower, Additional Indemnitor or the Collateral, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or has reason to believe that such facts are unknown to Indemnitor or has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the financial condition of Borrower and Additional Indemnitor, of the condition of the Collateral and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor or Additional Indemnitor hereunder and under the other Loan Documents;”

(d) By deleting in its entirety Section 6(l) and inserting in lieu thereof the following:

“(l) Any inaccuracy of any representation by Borrower, Indemnitor or Additional Indemnitor or other provision contained in any Loan Document;”

(e) By deleting in its entirety Section 6(r) and inserting in lieu thereof the following:

“(r) An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower or Additional Indemnitor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Indemnitor, Additional Indemnitor or the Collateral;”

(f) By deleting in its entirety Section 6(u) and inserting in lieu thereof the following:

“(u) Any modifications of the Loan Documents or any obligation of Borrower or Additional Indemnitor relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;”

(g) By deleting in its entirety Section 6(x) and inserting in lieu thereof the following:

“(x) The dissolution or termination of existence of Borrower or Additional Indemnitor;”

(h) By deleting in its entirety Section 6(ee) and inserting in lieu thereof the following:

“(ee) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower, Indemnitor or Additional Indemnitor under the Loan Documents, or to realize upon any security, whether or not demand is made upon Lender to file or enforce such claim;”

(i) By deleting in its entirety Section 6(jj) and inserting in lieu thereof the following:

“(jj) any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Lender now has or may hereafter have against Borrower or Additional Indemnitor or any benefit of, or any right to participate in, any security now or hereafter held by Lender; or”

7. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document, shall be deemed a reference to the Credit Agreement or such other Loan Document, as modified and amended herein.

8. Acknowledgment of Borrower, Guarantor and Additional Guarantor. Borrower, Guarantor and Additional Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower, Guarantor and Additional Guarantor, as applicable, enforceable against Borrower, Guarantor and Additional Guarantor in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s, Guarantor’s or Additional Guarantor’s obligations under the Loan Documents.

9. Representations and Warranties. Borrower, Guarantor and Additional Guarantor represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower, Guarantor and Additional Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, Guarantor and Additional Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either Borrower, Guarantor or Additional Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to either Borrower, Guarantor or Additional Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower, Guarantor or Additional Guarantor or any of their respective properties or to which Borrower, Guarantor or Additional Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower, Guarantor or Additional Guarantor, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower, Guarantor and Additional Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower, Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

10. No Default. By execution hereof, the Borrower, Guarantor and Additional Guarantor each certify that Borrower, Guarantor and Additional Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

11. Waiver of Claims. Borrower, Guarantor and Additional Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

12. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower, Guarantor and Additional Guarantor under the Loan Documents.

13. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the execution and delivery of this Amendment, any amendments to existing Loan Documents, and such other documents, opinions, title policies and other documents as Agent reasonably requires by Borrower, Guarantor, Additional Guarantor, Agent and the Required Lenders. The Lenders hereby authorize Agent to enter into such other agreements and documents as it may deem necessary in connection with this Amendment. Without limitation, the New Lenders, as Lenders under the Construction Loan Agreement, hereby consent to the amendment of the CH1 Mortgage and the CH1 Assignment of Leases and Rents. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment.

14. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

15. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

16. MISCELLANEOUS. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

GRIZZLY VENTURES LLC, a Delaware limited liability company

By:	Grizzly Equity LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland
limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a
Maryland corporation, its General Partner

			By:	/s/ Richard A. Montfort
			Name:	Richard A. Montfort
			Title:	General Counsel and Secretary

(SEAL)

GUARANTOR:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Sole General Partner

	By:	/s/ Richard A. Montfort
	Name:	Richard A. Montfort
	Title:	General Counsel and Secretary

(SEAL)

[Signatures continued on next page.]

ADDITIONAL GUARANTOR:

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC, a Delaware limited liability company, its Managing Member

	By:	Safari Ventures LLC, a Delaware limited liability company, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Managing Member

			By:	/s/ Richard A. Montfort
			Name:	Richard A. Montfort
			Title:	General Counsel and Secretary

[Signatures continued on next page.]

LENDERS:

KEYBANK NATIONAL ASSOCIATION
individually and as Agent

By:	/s/ John Scott
Name:	John Scott
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By:	/s/ R.S. Freistat
Name:	Roger Scott Freistat
Title:	Credit Manager

LAKE FOREST BANK & TRUST COMPANY, an Illinois banking corporation, as a Lender

By:	/s/ Stephen L. Madden
Name:	Stephen L. Madden
Title:	Executive Vice President

[Signatures continued on next page.]

NEW LENDERS:

SOVEREIGN BANK, as a Lender

By:	/s/ Stephen E. Burse
Name:	Stephen E. Burse
Title:	Vice President

RAYMOND JAMES, FSB, as a Lender

By:	/s/ Thomas G. Scott
Name:	Thomas G. Scott
Title:	Senior Vice President

MERCANTILE BANK, as a Lender

By:	/s/ Michael F. Waters
Name:	Michael F. Waters
Title:	Senior Vice President

NATIONAL CITY BANK, as a Lender

By:	/s/ Sean Apicella
Name:	Sean Apicella
Title:	Assistant Vice President

TD BANK, N.A., as a Lender

By:	/s/ David Yesue
Name:	David Yesue
Title:	Assistant Vice President

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	SVP

Note: Notice Addresses for the New Lenders are set forth under their respective names on Schedule 1.1.

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Lender	Commitment	Commitment Percentage

KeyBank National Association	$93,864,335.00	37.5%
UBS Loan Finance LLC	$20,000,000.00	8.0%
Caterpillar Financial Services Corporation	$15,000,000.00	6.0%
Lake Forest Bank & Trust Company	$15,000,000.00	6.0%

Raymond James, FSB Lending Office (all types of Loans):	$15,000,000.00	6.0%
_________________________
_________________________
_________________________
Attention: Fax No.: Telephone No.:

Sovereign Bank 75 State St., MA1 SST 04-11 Boston, MA 02109 Attention: T. Gregory Donohue Fax No.: 617-757-5652 Telephone No.: 617-757-5578	$20,000,000.00	8.0%

Mercantile Bank 200 N 33rd St., P.O. Box 3455 Quincy, IL 62305-3455 Attention: Michael F. Waters Fax No.: 217-223-5032 Telephone No.: 217-214-1314	$10,000,000.00	4.0%

National City Bank 2000 Auburn Drive 01-86CH Beachwood, OH 44122 Attention: Sean Apicella Fax No.: 216-488-0214 Telephone No.: 216-488-3687	$25,000,000.00	10.0%

TD Bank, N.A. 15 Park Street Framingham, MA 01702 Attention: David Yesue Fax No.: 508-879-8237 Telephone No.: 508-424-7174	$26,135,665.00	10.5%

TriState Capital Bank 789 E. Lancaster Ave., Suite 240 Villanova, PA 19085 Attention: Kent Nelson, SVP Fax No.: 610-581-7110 Telephone No.: 610-526-6773	$10,000,000.00	4.0%

TOTAL	$250,000,000.00	100%